Exhibit 99.1

Digital Turbine Reports Fiscal 2018 Third Quarter Results

Total Revenue of $38.0 Million Driven by O&O Revenue Growth of 93%

Austin, TX – February 7, 2018 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, announced financial results for the fiscal third quarter ended December 31, 2017.

Recent Highlights:

•	Fiscal third quarter revenue totaled $38.0 million, representing 71% year-over-year growth. Operators & OEMs (“O&O”) revenue of $22.7 million in the third quarter of fiscal 2018 was up 93% when compared to the prior year period.

•	The Company has surpassed 130 million total devices with Ignite installed to date.

•	GAAP net loss for fiscal third quarter was $3.8 million, or ($0.05) per share. Non-GAAP adjusted net income[1] was $0.5 million, or $0.01 per share.

•	Non-GAAP Adjusted EBITDA[2] during the fiscal third quarter increased to $1.2 million, as compared to a loss of $2.1 million in the third quarter of fiscal 2017.

•	GAAP net cash provided by operating activities was $1.9 million during the third quarter of fiscal 2018, as compared to net cash used in operating activities of $4.2 million in the third quarter of fiscal 2017. Non-GAAP free cash flow[4] increased to $1.4 million during the third quarter of fiscal 2018, as compared to a loss of $4.5 million in the third quarter of fiscal 2017.

•	The Company’s cash balance was $6.9 million as of December 31, 2017, up $1.0 million from the September 30, 2017 balance of $5.9 million.

•	The gross principal amount of the convertible notes was $8.6 million as of December 31, 2017, down from $10 million as of September 30, 2017, as an additional $1.4 million in principal amount was converted by convertible note holders in the third quarter of fiscal 2018.

•	The Company has successfully launched “Single-Tap” Installs (rebranded from “Ignite Delivers”) across multiple operators. Single-Tap functionality is designed to provide end users with frictionless access to desired applications while improving advertiser conversion rates and providing an added source of monetization for our carrier and OEM partners.

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

“The December quarter was a breakthrough quarter for Digital Turbine in many ways,” said Bill Stone, CEO. “We achieved positive non-GAAP adjusted net income1 while also generating $1.4 million in free cash flow4. As we have stressed previously, establishing and maintaining a sustainably profitable business model was a primary objective for us in fiscal 2018. The performance in the fiscal third quarter was driven primarily by better-than-expected results in our O&O business as well as in our Content business. Strength in our core O&O business was attributable to improved per-device metrics with our key U.S. partners, added contributions from recently launched partners in the U.S. and abroad, and growing demand from an expanding roster of established brand advertisers.”

“As proud as I am of the December quarter results reported here today, I am at least equally pleased with the progress we have made in recent months toward the development of a more comprehensive, more versatile, more scalable mobile delivery platform. We have worked hand-in-hand with valued partners around the world to develop creative new products and tailor new services designed to enhance the end-user experience while generating additional sources of monetization over the full lifecycle of a mobile device. I am tremendously excited about the inherent potential of our new-and-improved Ignite-driven platform moving forward, and I look forward to providing updates to our investors as many related new product and service offerings, including ‘Single-Tap’ and ‘Smart Folders’, gain traction in the marketplace over the next several quarters.”

Mr. Stone concluded, “As we wind toward the end of fiscal 2018 and prepare to embark on the new fiscal year, I cannot help but feel confident about the future of Digital Turbine. We have accomplished our primary fiscal 2018 objective by establishing a core business capable of generating positive cash flow on a sustainable basis. At the same time, and with the influential support of strategically-aligned partners, we have developed several new platform innovations that are helping us seize noteworthy momentum in the marketplace that should, in turn, contribute to the next phase of growth for the Company in fiscal 2019 and beyond.”

Fiscal 2018 Third Quarter Financial Results

Total revenue for the third quarter of fiscal 2018 was $38.0 million, representing an increase of 71% year-over-year. Advertising segment revenue of $24.2 million increased 49% year-over-year. Within Advertising, O&O revenue of $22.7 million during the third quarter of fiscal 2018 increased 93% year-over-year. Growth in the O&O business was attributable to organic growth derived from fully ramped partners, as well as incremental contributions from partially ramped carrier and OEM partners added to the Ignite platform over the preceding 12 months. Importantly, the Company benefitted from substantially higher revenue-per-device with its four largest U.S. carrier partners during the quarter. Higher revenue-per-device metrics are reflective of higher average slot counts and strong advertiser demand for unique homescreen access.

Content revenue for the third quarter of fiscal 2018 reached an all-time high of $13.8 million, representing year-over-year growth of 128%. Growth within the Content business was driven by higher merchant spending levels, as well as the addition of new merchants and services, during the quarter.

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

GAAP gross margin was 25% in the third quarter of fiscal 2018, as compared to 15% in the third quarter of fiscal 2017. Non-GAAP adjusted gross margin3 was 27% for the third quarter of fiscal 2018, as compared to 24% in the third quarter of fiscal 2017. Gross margin expansion year-over-year was driven by an improving revenue mix, as the higher-margin O&O business has increased from 53% of total revenue in the fiscal third quarter of 2017 to 60% of total revenue in the fiscal third quarter of 2018. The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Loss included below.

Net loss for the third quarter of fiscal 2018 was $3.8 million, or ($0.05) per share, as compared to the net loss for the third quarter of fiscal 2017 of $2.6 million, or ($0.04) per share. Non-GAAP adjusted net income1 was $0.5 million, or $0.01 per share, in the third quarter of fiscal 2018.

Non-GAAP adjusted EBITDA2 for the third quarter of fiscal 2018 was $1.2 million, as compared to a loss of $2.1 million for the third quarter of fiscal 2017. Growth in non-GAAP adjusted EBITDA was achieved primarily via the combination of gross profit growth in the O&O business and effective expense management. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of Non-GAAP adjusted EBITDA and a reconciliation to GAAP net loss.

Business Outlook

Based on information available as of February 7, 2018, the Company expects full-year fiscal 2018 revenue of $123 million, representing 34% annual growth. The Company expects non-GAAP adjusted EBITDA2 of $2.4 million for the full-year fiscal 2018, as compared to a non-GAAP adjusted EBITDA loss of $8.9 million for fiscal 2017. The Company further expects to generate positive non-GAAP free cash flow4 for the full-year fiscal 2018. Non-GAAP adjusted EBITDA and free cash flow differ from comparable GAAP measures in that they exclude certain cash and non-cash expenses, such as interest expense, foreign transaction gains (losses), income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives and warrants, impairment of intangible assets, loss on disposal of fixed assets, and loss on extinguishment of debt. Digital Turbine is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. For example, the Company cannot predict its stock price, which under GAAP can have a significant impact on the fair values of derivatives and warrants. Therefore, Digital Turbine has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA and free cash flow guidance to GAAP net loss.

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

About Digital Turbine, Inc.

Digital Turbine operates at the convergence of media and mobile communications, connecting top mobile operators, OEMs and publishers with app developers and advertisers worldwide. Its comprehensive Mobile Delivery Platform powers frictionless user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 30 mobile operators and OEMs, and has delivered more than one billion app preloads for tens of thousands advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Durham, Mumbai, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its most recent fiscal quarter financial results and provide operational updates on existing business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through February 14, 2018. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10116627.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin, non-GAAP adjusted EBITDA, non-GAAP adjusted net income, non-GAAP EPS and free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

1Non-GAAP adjusted net income/(loss) and EPS are defined as GAAP net income/(loss) and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, changes in the fair value of derivatives and warrants related to the September 2016 convertible notes offering, and tax adjustments due to updates resulting from finalization of a transfer pricing study. Readers are cautioned that Non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives and warrants that are recorded related to the September 2016 convertible notes offering, other income / (expense), impairment of intangible assets, loss on disposal of fixed assets, and loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense, impairment of intangible assets, and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

4Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, adjusted EBITDA, Non-GAAP adjusted net income and EPS, and free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales
•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•	customer adoption that either we or the market may expect
•	risks associated with the level of our secured and unsecured indebtedness
•	ability to comply with financial covenants in outstanding indebtedness
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	pricing risks associated with potential commoditization of the A&P business as competition increases and new technologies, in particular Real Time Bidding, add pricing pressure
•	developing RTB for A&P to the level required to compete in the increasingly important programmatic bidding area will require additional investment that, given the Company’s limited resources, may not be available in the time or on the terms necessary
•	derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

Digital Turbine, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$38,031	$22,285	$92,042	$69,156
Cost of revenues
License fees and revenue share	27,719	17,039	66,485	54,060
Other direct cost of revenues	651	1,878	1,917	5,640
Total cost of revenues	28,370	18,917	68,402	59,700
Gross profit	9,661	3,368	23,640	9,456
Operating expenses
Product development	3,623	3,113	9,218	9,065
Sales and marketing	2,042	1,683	5,288	4,655
General and administrative	4,592	3,982	12,504	13,902
Total operating expenses	10,257	8,778	27,010	27,622
Loss from operations	(596)	(5,410)	(3,370)	(18,166)
Interest and other expense, net
Interest expense, net	(446)	(725)	(1,815)	(2,029)
Foreign exchange transaction loss	35	(9)	(182)	(13)
Change in fair value of convertible note embedded derivative liability	(1,658)	2,853	(6,310)	2,423
Change in fair value of warrant liability	(898)	937	(2,526)	797
Loss on extinguishment of debt	(284)	-	(1,166)	(293)
Other income	(36)	68	-	101
Total interest and other expense, net	(3,287)	3,124	(11,999)	986
Loss from operations before income taxes	(3,883)	(2,286)	(15,369)	(17,180)
Income tax benefit	(84)	300	(937)	159
Net loss	$(3,799)	$(2,586)	$(14,432)	$(17,339)

Other comprehensive income / (loss)
Foreign currency translation adjustment	-	5	(5)	(48)
Comprehensive loss	$(3,799)	$(2,581)	$(14,437)	$(17,387)

Basic and diluted net loss per common share	$(0.05)	$(0.04)	$(0.21)	$(0.26)
Weighted average common shares outstanding, basic and diluted	72,148	66,634	68,575	66,416

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

Digital Turbine, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	December 31, 2017	March 31, 2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,883	$6,149
Restricted cash	331	331
Accounts receivable, net of allowances of $841 and $597, respectively	32,494	16,554
Deposits	155	121
Prepaid expenses and other current assets	551	510
Total current assets	40,414	23,665
Property and equipment, net	2,693	2,377
Deferred tax assets	593	352
Intangible assets, net	2,844	4,565
Goodwill	76,621	76,621
TOTAL ASSETS	$123,165	$107,580
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$28,404	$19,868
Accrued license fees and revenue share	12,857	8,529
Accrued compensation	3,456	1,073
Short-term debt, net of debt issuance costs and discounts of $247 and $0, respectively	1,653	-
Other current liabilities	1,844	1,304
Total current liabilities	48,214	30,774
Convertible notes, net of debt issuance costs and discounts of $2,881 and $6,315, respectively	5,751	9,685
Convertible note embedded derivative liability	5,896	3,218
Warrant liability	3,602	1,076
Other non-current liabilities	51	782
Total liabilities	63,514	45,535
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 74,079,153 issued and 73,344,697 outstanding at December 31, 2017; 67,329,262 issued and 66,594,807 outstanding at March 31, 2017	10	8
Additional paid-in capital	311,621	299,580
Treasury stock (754,599 shares at December 31, 2017 and March 31, 2017)	(71)	(71)
Accumulated other comprehensive loss	(326)	(321)
Accumulated deficit	(251,683)	(237,251)
Total stockholders' equity	59,651	62,045
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$123,165	$107,580

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	9 Months Ended	9 Months Ended
	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(14,432)	$(17,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,707	6,325
Change in allowance for doubtful accounts	244	130
Amortization of debt discount and debt issuance costs	875	969
Accrued interest	165	297
Stock-based compensation	2,296	3,335
Stock-based compensation for services rendered	224	276
Change in fair value of convertible note embedded derivative liability	6,310	(2,423)
Change in fair value of warrant liability	2,526	(797)
Loss on extinguishment of debt	1,166	293
(Increase)/decrease in assets:
Restricted cash transferred from operating cash	-	(323)
Accounts receivable	(16,184)	(1,877)
Deposits	(34)	83
Deferred tax assets	(241)	212
Prepaid expenses and other current assets	(41)	30
Increase/(decrease) in liabilities:
Accounts payable	8,536	4,509
Accrued license fees and revenue share	4,328	(712)
Accrued compensation	2,383	(241)
Other current liabilities	385	(818)
Other non-current liabilities	(731)	283
Net cash provided by/(used in) operating activities	482	(7,788)

Cash flows from investing activities
Capital expenditures	(1,312)	(1,381)
Proceeds from the sale of cost method investment in Sift	-	999
Net cash used in investing activities	(1,312)	(382)

Cash flows from financing activities
Cash received from issuance of convertible notes	-	16,000
Proceeds from short-term borrowings	2,500	-
Options exercised	261	11
Repayment of debt obligations	(847)	(11,000)
Payment of debt issuance costs	(346)	(2,319)
Net cash provided in financing activities	1,568	2,692

Effect of exchange rate changes on cash and cash equivalents	(4)	(48)

Net change in cash and cash equivalents	734	(5,526)

Cash and cash equivalents, beginning of period	6,149	11,231

Cash and cash equivalents, end of period	$6,883	$5,705

Supplemental disclosure of non-cash investing and financing activities:	770	741

Common stock of the Company issued for extinguishment of debt	$9,510	$-

Digital Turbine Reports Fiscal 2018 Third Quarter Results

February 7, 2018

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Revenue	$38,031	$22,285
Gross profit	$9,661	$3,368
Gross margin percentage	25%	15%
Add back items:
Amortization of intangibles	$549	$1,878
Depreciation of software	89	-
Non-GAAP gross profit	$10,299	$5,246
Non-GAAP gross margin percentage	27%	24%

GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Net Loss	$(3,799)	$(2,586)
Add back items:
Stock and stock option compensation	891	1,135
Amortization of intangibles	549	1,878
Depreciation expense	350	248
Interest expense, net	446	725
Other income	36	(68)
Change in fair value of convertible note embedded derivative liability	1,658	(2,853)
Change in fair value of warrant liability	898	(937)
Loss on extinguishment of debt	284	-
Foreign exchange transaction loss	(35)	9
Income tax provision / (benefit)	(84)	300
Non-GAAP Adjusted EBITDA	$1,194	$(2,149)

GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME/(LOSS)

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Net Loss	$(3,799)	$(2,586)
Add back items:
Stock and stock option compensation	891	1,135
Amortization of intangibles	549	1,878
Change in fair value of convertible note embedded derivative and warrant liability	2,556	(3,790)
Loss on extinguishment of debt	284	-
Non-GAAP Adjusted Net Income/(Loss)	$481	$(3,363)

Non-GAAP Adjusted Net Income/(Loss) per share	$0.01	$(0.05)
Weighted average common shares outstanding, basic and diluted	72,148	66,634

GAAP CASH FLOW FROM OPERATIONS TO NON-GAAP FREE CASH FLOW

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Net cash provided by/(used in) operating activities	$1,862	$(4,221)
Capital expenditures	$489	$266

Non-GAAP free cash flow	$1,373	$(4,487)